SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 8, 2002

TELEVIDEO, INC.
(Exact Name of Registrant as Specified in Its Charter)

           Delaware                                       000-11552                            94-2383795
(State or Other Jurisdiction of Incorporation)    (Commission File No.)   (IRS Employer Identification No.)

2345 Harris Way, San Jose, California 95131
(Address of Principal Executive Office) (Zip Code)

Registrant's Telephone Number, Including Area Code: (408) 954-8333

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

On October 8, 2002, TeleVideo, Inc. (the "Registrant") announced that it has received a term sheet for the proposed merger of Homebound Acquisition, Inc., a Delaware corporation controlled by Dr. K. Philip Hwang, Registrant's Chief Executive Officer and Chairman of the Board of Directors, with and into Registrant, resulting in a going private transaction. A copy of the press release issued by Registrant on October 8, 2002, concerning the proposed transaction and a copy of the proposal letter from Dr. K. Philip Hwang, dated October 7, 2002, are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements - Not Applicable
(b) Pro Forma Financial Information - Not Applicable
(c) Exhibits

        99.1 Press Release, dated October 8, 2002, announcing a proposed going private transaction.

        99.2 Proposal Letter, dated October 7, 2002, from Dr. K. Philip Hwang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                                                                            TELEVIDEO, INC.

                                                                                            By: /s/ K. Philip Hwang
                                                                                                       K. Philip Hwang
                                                                                                       Chairman of the Board and
                                                                                                       Chief Executive Officer
Date: October 9, 2002

EXHIBIT INDEX

Exhibit      Description

99.1          Press Release, dated October 8, 2002, announcing a proposed going private transaction.

99.2          Proposal Letter, dated October 7, 2002, from Dr. K. Philip Hwang.

EXHIBIT 99.1

TELEVIDEO, INC. ANNOUNCES POSSIBILITY OF
A GOING-PRIVATE TRANSACTION

San Jose, CA - October 8, 2002 - TeleVideo, Inc (OTC BB:TELV.OB), a leader in the development and manufacturing of thin client hardware and software, announced today that it received a term sheet for the proposed merger of Homebound Acquisition, Inc., a Delaware corporation controlled by Dr. K. Philip Hwang (TeleVideo's Chief Executive Officer, Chairman of the Board and majority stockholder), with and into TeleVideo, Inc. Following the proposed merger, TeleVideo would be de-listed and would continue operations as a privately held corporation.

Under the terms of the proposed merger, Homebound Acquisition, Inc. would pay $0.0525 in cash, without interest, for each outstanding share of TeleVideo's common stock (other than any shares owned by Dr. K. Philip Hwang). The aggregate value of the proposed transaction is approximately $220,000.

TeleVideo's Board of Directors has approved the creation of a special committee, comprised of two independent directors, to evaluate the proposed transaction. The special committee has retained special counsel, and is in the process of engaging investment bankers, to advise it concerning the proposed transaction, which is subject to the negotiation of definitive agreements and the approval of TeleVideo's Board of Directors and its stockholders.

About TeleVideo, Inc.

A pioneering Silicon Valley company, TeleVideo, Inc. (OTC: BB TELV.OB) began in 1975 as the innovator and market leader of smart text terminals. Today, TeleVideo continues to be innovative by developing Windows-Based Thin Client hardware and software solutions for corporate and vertical IT professionals and end-users. TeleVideo's family of TeleCLIENT products allows for secured, manageable and cost-effective network computing. For more information, please visit www.televideo.com.

About Homebound Acquisition, Inc.

Homebound Acquisition, Inc. is a Delaware corporation formed by Dr. K. Philip Hwang, TeleVideo's Chief Executive Officer, Chairman of the Board and majority stockholder.

_______________________

TeleVideo may not commence or complete the proposed transaction described in this press release. Investors should read TeleVideo's information statement and other documents, if and when it becomes available, describing the proposed transaction and the documents incorporated therein for a more detailed discussion of the proposed transaction and the associated risks and uncertainties. TeleVideo is under no obligation and does not intend to update any of the information provided in this press release, even if events or future changes make it clear that the proposed transaction will not occur at the price set forth in this press release or at all.

EXHIBIT 99.2

October 7, 2002
Special Committee of the Board of Directors
Televideo Inc.
2345 Harris Way
San Jose, CA 95131

Dear Sirs:

                On behalf of Homebound Acquisition, Inc., a Delaware corporation ("Homebound"), I hereby submit the attached term sheet as Homebound's proposal to acquire all of the outstanding shares of common stock of Televideo, Inc. ("Televideo") not held by Homebound or me.
                As indicated in the term sheet, the proposed transaction would be effected by the merger of Homebound with and into Televideo, with Televideo continuing as a privately held corporation following the merger. In connection with the merger, each share of common stock (other than shares owned by me) immediately prior to the effective time will be converted into the right to receive $0.0525 per shares, in cash, without interest.
                If the proposed transaction is acceptable to you, we would like to proceed with the negotiation of a binding and definitive merger agreement. Homebound, of course, reserves the right to withdraw the proposal contained herein at any time prior to the execution of a definitive merger agreement.
                We believe that the proposed transaction is in the best interest of all of Televideo's stockholders, and look forward to working with you to complete the transaction.

Very truly yours,

/s/ K. Philip Hwang
Dr. K. Philip Hwang

Exhibit 99.2

Term Sheet

This Term Sheet sets forth the terms by which Homebound Acquisition, Inc., a Delaware corporation (the "Acquiror"), offers to acquire (and take private) TeleVideo, Inc., a Delaware corporation (the "Company"), through a statutory merger. This Term Sheet does not constitute a binding obligation of any party and is subject to the execution of definitive documentation by each of the parties.

Structure	Acquiror to merge with and into the Company through a statutory merger with the Company as the surviving corporation. In connection with the merger, each stockholder (other than dissenting stockholders and Dr. Hwang) shall receive cash in exchange for their shares. Following the merger, the Company will no longer be publicly-traded and will continue as a privately-held corporation.
Acquisition Price	$219,552.00 in the aggregate or $0.0525 per share for all of the issued and outstanding shares of the Company (other than shares owned by dissenting stockholders or Dr. Hwang) in cash, without interest. The aggregate acquisition price is based on the following capitalization for the Company:
 *    Total shares outstanding: 11,309,772
 *    Shares owned by Dr. Hwang: 7,127,824
* Shares owned by public: 4,181,948
Stock Options	The Acquiror will not assume any Company stock options outstanding as of the effective time of the merger. All outstanding options must be exercised for shares of Company Common Stock prior to closing.
Material Terms	No escrow or indemnification. Representations and warranties will not survive the closing.
Special Independent Committee	The Special Independent Committee of the Board of Directors of the Company must approve and recommend the merger agreement and the transactions contemplated thereby.
SEC Documents	Acquiror and Company shall jointly prepare all documents that must be submitted to the Securities and Exchange Commission in connection with the merger and the going-private transaction.
Expenses	If the merger closes, Acquiror shall pay the amounts identified on Schedule 1 incurred in connection with the transaction.

Exhibit 99.2

Schedule 1
Schedule of Expenses

Category	Amount
Printing & Mailing	Actual expenses.
Transfer agent fees	Actual expenses.
Company advisors, including legal and investment banking	$60,000. Funds not spent to be distributed to shareholders; any excess fees reduces aggregate purchase price on dollar-for-dollar basis.
Directors' fees	Fees not to exceed $6000 in the aggregate.
SEC filing fees, exchange fees, etc.	Actual expenses.